EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan, of our report dated March 12, 2000, with respect to the financial statements of U.S.-China Industrial Exchange, Inc. included in its Annual Report (Form 10-KSB), as amended by Form 10-KSB/A, for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

McLean, Virginia
August 9, 2000

                                                      /s/ Ernst & Young LLP
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                                                           Ernst & Young LLP
                                      E-3